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                                                                   EXHIBIT 10.22


THIS LEASE AGREEMENT IS SUBSCRIBED BY INMOBILIARIA AZABI, S.A. DE C.V. TO BE CALLED "AZABI" REPRESENTED, WITHOUT DISTINCTION, BY MESSERS. ALBERTO BALAS SALAME OR SALOMON BALAS SALAME AS THE TENANT ON ONE SIDE AND GRIFFITH MICRO SCIENCE, S.A. DE C.V. TO BE CALLED "GRIFFITH MICRO SCIENCE" AS THE LESSEE, REPRESENTED BY Q.F.B. MARIA DEL CARMEN CASAR LARA, IN HER CHARGE OF GENERAL REPRESENTATIVE AND "BIENES RAICES GRIFFITH, S.A. DE C.V." TO BE CALLED "BIENES" AS THE BAIL, REPRESENTED BY C.P. ROBERTO VILLARREAL FLORES, ON THE OTHER SIDE. ALL OF THE ABOVE BECOME LIABLE ACCORDING TO THE FOLLOWING DECLARATIONS AND CLAUSES.

                            D E C L A R A T I O N S

1. The representative of "AZABI" declares:

a) That it has enough competence and legal faculty to become liable in the terms and conditions of this lease agreement, according to the legal documents attached to this contract that are part of this same contract.

b) That "AZABI" wants to lease to "GRIFFITH MICRO SCIENCE" the property covered by this contract and that this property has all the proper authorizations from the local, state and federal authorities to be used as industrial plant and administrative offices.

c)   That its legal address is James Watt 22 Ind. Cuamatia, Cuautitlan
     Izcalli, Mexico and it is mentioned for all the effects that could develop from this contract.

II. The representative of "GRIFFITH MICRO SCIENCE" declares:

a) That it has legal faculty to become liable in the terms and conditions mentioned in this contract, according to the legal documents attached to this contract that are part of this same contract.

b) That the represented company is a Mexican society legally established and its objective is to sanitize and sterilize all kind of products, as well as a laboratory to support the sanitary regulations.

c) That its legal address is James Watt 22 Ind. Cuamatia, Cuautitlan Izcalli, Mexico, that is mentioned for all the effects that could develop from this contract.

d) That it wants to get a lease agreement on the property motive of this contract to install its industrial plant in this same address.


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III. The representative of "BIENES" declares:

a) That the represented company is a Mexican society legally established and that it has the legal faculties to subscribe this contract as bail of "GRIFFITH MICRO SCIENCE", according to the legal documents attached to this contract that are part of the same.

b) That its legal address is Carretera Monterrey-Saltillo, Kilometro 67 1/2, Santa Catarina, Nuevo Leon, that is mentioned for all the effects that could develop from this contract.

According to the previous declarations and after recognizing the representation of the parts in this contract, they are willing to become liable to the following:


                                 C L A U S E S

FIRST - OBJECTIVE

In its character of tenant "AZABI" leases to "GRIFFITH MICRO SCIENCE", that as the lessee, takes the land and constructions located and James Watt 22 Ind. Cuamatia, Cuautitlan Izcalli, Mexico. They consist of the following surfaces and facilities, that are described in Attachment I for more clarity, that becomes a part of this contract after it has been duly signed by the parts.

Industrial plant with a surface of               2,630.00 m2
Offices on 1st floor and 2nd floor in the plant    468.60 m2
Green areas                                        352.43 m2
Parking lot                                        239.20 m2
Entrance Area                                      232.33 m2
                                                 -----------
                                                 3,922.56 m2

SECOND - TERM

The duration of this contract is of five ruling years for both parties, the effectivity is from 1st March 1998 to 28 February 2003.

If any of the parties want to end or continue the contract at the ending date, a written notification should be made to the other party with a minimum of 90 days in advance.


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THIRD - PRICE

"GRIFFITH MICRO SCIENCE" will pay to "AZABI" as monthly payment for rent of the property described in the First Clause, the amount of ------------------------ $102,603.16 (A HUNDRED AND TWO THOUSAND SIX HUNDRED AND THREE 16/100 MEXICAN PESOS) plus the I.V.A. (Value Added Tax or other tax determined). The amount should be covered as advanced monthly payments within the first ten (10) days of each month, against the submission of the legal receipt that should cover all the applicable fiscal regulations.

The rent would include natural months and it should be covered completely, even when the property is in use for periods less than a month.

FOURTH - PRICE INCREASE

Once the first twelve months of rent have passed, the monthly rent that "GRIFFITH MICRO SCIENCE" would pay to "AZABI", according to the previous clause, will increase 100% the percentage of inflation determined by Banco de Mexico, S.A., according to the General Price Index to the Consumer. In the case that the mentioned index is not longer used or published, the substitute index will be considered.

It is understood that if a drastic change in the economic situation of the country (excessive inflation, devaluation of the peso, etc.) takes place, it will cause the revision of the rent price.

FIFTH - PENAL CLAUSE

If the rented property is not vacant by the end of this contract, the lessee should pay, as monthly rent, the equivalent payment paid at the fifth year of this contract plus 150% (A HUNDRED AND FIFTY PERCENT) of the inflation percentage of the previous year.

This last rent will rule for the sixth year and the next years. If the lessee continues, automatic increases similar to the mentioned in the first paragraph will take place.

All of the above will be applicable, unless a new contract is settled and signed.

SIXTH - SERVICES

"GRIFFITH MICRO SCIENCE" should pay and contract on its own and change the electric power needed to perform its activities. Also, "GRIFFITH MICRO SCIENCE" will cover the charges for water consumption.

"GRIFFITH MICRO SCIENCE" receives from "AZABI" four telephone lines, which should be returned free of debts when the property is vacant. The telephone numbers are: 872-39-30, 872-39-69, 872-29-80 and 872-39-99.


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SEVENTH - PROPOSE

The property, motive of this lease contract, will be used by "GRIFFITH MICRO SCIENCE" to install a plant to sanitize and sterilize all kind of products, as well as a laboratory to support the sanitary regulations.

EIGHTH - FACILITIES

"AZABI" authorizes "GRIFFITH MICRO SCIENCE" categorically to make the adaptations, installations and arrangements within the property that would be necessary to accomplish its objectives. For the leased property to cover all the required areas to perform the industrial activities and commercial and administrative operations expressed but not limited, mentioned in the above clause.

The above mentioned authorization will be conditioned to the avoidance of any modifications that would affect the basic structure of the installations at the time of designation of the property. These installations are included in the attached inventory, that is part of this contract. "GRIFFITH MICRO SCIENCE" is under the obligation to return the property according to this inventory, except for the normal detriment due to usage.

"GRIFFITH MICRO SCIENCE" is committed to return the property according to the inventory including all the installations that would have been done.

NINETH - TAXES

"GRIFFITH MICRO SCIENCE" will cover exclusively the value-added tax derived from the rent. The property taxes of the accounts registered for this property, as well as the revenues or any other taxes, rights and duties will be covered by "AZABI".

TENTH - SUB-LEASING

"GRIFFITH MICRO SCIENCE" is allowed to sub-lease the property, totally or partially, providing that a written authorization is granted by "AZABI". "AZABI" shall not deny the authorization in the cases that the term in force of the contract or contracts of sub-leasing does not exceed the term in force for the present contract. Also, that the sub-lessee would be a Mexican company that belongs to the same group of economic interests as "GRIFFITH MICRO SCIENCE" belongs.

After the sub-leasing contract, the sub-lessee will be obliged to the same terms that "GRIFFITH MICRO SCIENCE" is, under the present contract. Besides, "GRIFFITH MICRO SCIENCE" will remain responsible as if it continued using and enjoying the property under this contract before "AZABI".


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ELEVENTH - JURISDICTION

For all matters related to interpretation and fulfilment of this contract, the parties agree to observe the jurisdiction and competence of the courts of the Federal District and the dispositions of the Civil Code of the Federal District. They refuse any other tribunals that would apply due to their present or future addresses or for any other reason.

TWELFTH - INSURANCE

"GRIFFITH MICRO SCIENCE" will take an insurance on behalf of "AZABI" that will cover the rented property against Explosion, Fire, Earthquakes and Civil Responsibility. It will also be responsible to insure all its belongings inside the place without responsibility for "AZABI" and should provide an updated copy of the insurance to "AZABI".

THIRTEENTH - STRIKE OR CLOSING

In the case that the activities developed in the rented property are suspended due to strike, closing, sinister or other causes, the lessee and its bails agree to pay on time the rent and other benefits outlined in this contract for the time that the situation remains.

The parties understand the extent, effects and force of the contents of each clause of this contract. They sign it in conformity on the margin of all and each of its pages and on the bottom of this page in Mexico, Distrito Federal on the First Day of March 1998.


            "THE TENANT"                               "THE LESSEE"


-------------------------------------     --------------------------------------
     INMOBILIARIA AZABI, S.A. DE C.V.     GRIFFITH MICRO SCIENCE, S.A. DE C.V.
       SR. SALOMON BALAS S.               Q.F.B. MA. DEL CARMEN CASAR LARA


                                   "THE BAIL"


                     -------------------------------------
                     BIENES RAICES GRIFFITH, S.A. DE C.V.
                      C.P. ROBERTO VILLARREAL FLORES



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